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                                                                      EXHIBIT 11


                                  STERICYCLE, INC. AND SUBSIDIARIES
                           STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                             (UNAUDITED)
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

                                                                                   Year ended December 31
                                                                          ------------------------------------------
                                                                            1996             1997            1998
                                                                          ----------    -----------      -----------
Weighted average common shares outstanding - basic
 earnings per share....................................................   7,471,151      10,239,996       10,647,083

Common stock issuable upon assumed conversion
 of stock options and warrants.........................................          --         526,120          616,445
                                                                          ----------    -----------      -----------

Adjusted weighted average common shares outstanding -
 diluted earnings per share............................................   7,471,151      10,766,116       11,263,528
                                                                          ==========    ===========      ===========
Net Income (loss) applicable to common stock........................... ($2,389,000)     $1,430,000       $5,713,000

                                                                          ==========    ===========      ===========

Basic net income (loss) per common share...............................      ($0.32)     $     0.14       $     0.54
                                                                          ==========    ===========      ===========

Diluted net income (loss) per common share.............................      ($0.32)     $     0.13       $     0.51
                                                                          ==========    ===========      ===========

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